Exhibit 99.1

Guidewire Software Announces Fourth Quarter and Fiscal 2013 Financial Results

Foster City, CA - September 3, 2013 - Guidewire Software, Inc. (NYSE: GWRE), a provider of software products for property and casualty insurers, today announced its financial results for the fiscal quarter and fiscal year ended July 31, 2013.

“Revenue and profitability exceeded our expectations in the fourth quarter, contributing to full year revenue growth of 30% and trailing twelve month recurring revenue growth of 44%,” said Marcus Ryu, Chief Executive Officer of Guidewire Software. “Investments in sales, delivery and new products helped us to advance our market leadership position in fiscal 2013 by expanding our customer base, including several key Tier 1 wins and our 50th PolicyCenter customer. We also achieved more multi-product and Suite transactions than last year and achieved the milestone of bringing our 100th customer into live production.”

Ryu added, “We believe it is still early days in the global P/C insurance industry's generational transition from decades-old legacy systems to flexible, upgradeable platforms for their core operations. We plan to continue to invest in expanding both our product and sale capabilities in fiscal 2014 to capitalize on this significant opportunity."

Fourth Quarter Fiscal 2013 Financial Highlights

Revenue

•	Total revenue for the fourth quarter of fiscal 2013 was $96.9 million, an increase of 43% from the comparable period in fiscal 2012.

•
Total license revenue, including term and perpetual licenses, for the fourth quarter of fiscal 2013 was $49.1 million, an increase of 70% from the comparable period in fiscal 2012. Recurring term license revenue was $44.9 million, a 64% increase from a year ago and revenue from perpetual licenses was $4.2 million compared with $1.6 million a year ago. Maintenance revenue was $9.9 million, up 26% from the comparable period in fiscal 2012, and services revenue was $38.0 million, up 23% from the comparable period in fiscal 2012.

•	Rolling four-quarter recurring term license and maintenance revenue was $150.4 million, an increase of 44% from the comparable period in fiscal 2012.

Profitability

•	GAAP operating income was $16.2 million for the fourth quarter of fiscal 2013, compared to $5.3 million in the comparable period in fiscal 2012.

•	Non-GAAP operating income was $26.5 million for the fourth quarter of fiscal 2013, compared to $9.6 million in the comparable period in fiscal 2012.

•	Adjusted EBITDA was $27.8 million for the fourth quarter of fiscal 2013, compared to $10.4 million in the comparable period in fiscal 2012.

•
GAAP net income was $12.1 million for the fourth quarter of fiscal 2013, compared to $3.5 million for the comparable period in fiscal 2012. GAAP earnings per share was $0.19, based on diluted weighted average shares outstanding of 62.5 million, compared to $0.06 for the comparable period in fiscal 2012, based on diluted weighted average shares outstanding of 61.2 million.

•
Non-GAAP net income was $15.6 million for the fourth quarter of fiscal 2013, compared to $6.4 million in the comparable period in fiscal 2012. Non-GAAP net income per diluted share was $0.25, based on diluted weighted average shares outstanding of 62.5 million, compared to $0.10 for the fourth quarter of fiscal 2012, based on diluted weighted average shares outstanding of 61.2 million.

Fiscal 2013 Financial Highlights

Revenue

•	Total revenue for the fiscal year ended July 31, 2013 was $300.6 million, an increase of 30% from fiscal 2012.

•
License revenue for fiscal 2013 was $123.6 million, an increase of 27% from fiscal 2012. Recurring term license revenue was $112.9 million, a 51% increase from a year ago and revenue from perpetual licenses was $10.7 million compared with $22.3 million a year ago. Maintenance revenue was $37.6 million, an increase of 27% from the year ago period, and services revenue was $139.5 million, an increase of 32% from the year ago period.

•	In fiscal 2013, 57% of total revenue was in the United States, and 43% was generated outside the United States.

Profitability

•	GAAP operating income was $16.8 million for fiscal 2013, compared to $23.6 million in fiscal 2012.

•	Non-GAAP operating income was $55.6 million for fiscal 2013, an increase of 33% from fiscal 2012.

•	Adjusted EBITDA was $60.1 million for fiscal 2013, an increase of 34% from fiscal 2012.

•
GAAP net income was $15.4 million for fiscal 2013, compared to $15.2 million for fiscal 2012. GAAP earnings per diluted share was $0.25, based on diluted weighted average shares outstanding of 61.9 million, compared to $0.25 in fiscal 2012, based on diluted weighted average shares outstanding of 41.5 million.

•
Non-GAAP net income was $38.5 million in fiscal 2013, an increase of 42% from fiscal 2012. Non-GAAP earnings per diluted share was $0.62, based on diluted weighted average shares outstanding of 61.9 million, compared to $0.50 in fiscal 2012, based on pro forma diluted weighted average shares outstanding of 53.8 million.

Balance Sheet

•
The Company had $207.7 million in cash, cash equivalents and investments at July 31, 2013, compared to $203.6 million at April 30, 2013. The Company generated $24.4 million in cash flow from operations in the fourth quarter, compared to $19.1 million in the comparable period in fiscal 2012. The Company generated $32.5 million in cash flow from operations in fiscal 2013, compared to $17.1 million in the comparable period in fiscal 2012.

Conference Call Information

What:	Guidewire Software fourth quarter fiscal 2013 financial results conference call
When:        Tuesday, September 3, 2013
Time:        2:00 p.m. PT (5:00 p.m. ET)
Live Call:    (877) 852-6575, domestic
(719) 325-4816, international
Replay:        (877) 870-5176, passcode 3709788, domestic
(858) 384-5517, passcode 3709788, international
Webcast:    http://ir.guidewire.com (live and replay)

The webcast will be archived on Guidewire's website for a period of three months.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: Non-GAAP operating income, Adjusted EBITDA, Non-GAAP net income and Non-GAAP earnings per share.
Guidewire believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Guidewire's financial condition and results of operations. The Company's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company's business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.
About Guidewire Software
Guidewire Software is a provider of software products for Property/Casualty insurers. Designed to be flexible and scalable, Guidewire products enable insurers to deliver excellent service, increase market share and lower operating costs. Guidewire products include Guidewire InsuranceSuite™, consisting of Guidewire PolicyCenter®, Guidewire ClaimCenter® and Guidewire BillingCenter® which span the core functional areas in insurance; Guidewire LiveSM, a cloud-based network connecting peer insurers, core system data and expert tools through instant on apps; Guidewire DataHub™ and Guidewire InfoCenter™ which help insurers address their data management and business intelligence challenges. Guidewire is headquartered in Foster City, California, with offices in Beijing, Dublin, Hong Kong, London, Munich, Paris, Sydney, Tokyo, Toronto and Warsaw. For more information, please visit www.guidewire.com.
NOTE: Guidewire, Guidewire Software, Guidewire ClaimCenter, Guidewire PolicyCenter, Guidewire BillingCenter, Guidewire InsuranceSuite, Guidewire DataHub, Guidewire InfoCenter, Guidewire Live, Live Inside, Before & After, Claim Canvas, ViewPoint, Guidewire PartnerConnect, Guidewire SolutionConnect, Deliver Insurance Your Way, and the Guidewire logo are trademarks, service marks, or registered trademarks of Guidewire Software, Inc. in the United States and/or other countries.

Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our market positioning, future adoption of our products and future investments. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire's control. Guidewire's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire's most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for our software may develop more slowly than expected or than it has in the past; quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our revenue recognition may cause significant fluctuations in our results of operations and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenues; our services revenues produce lower gross margins than our license and maintenance revenues; assertions by third parties that we violate their intellectual property rights could substantially harm our business; we face intense competition in our market; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending; our product development and sales cycles are lengthy; the risk of losing key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire's views as of any date subsequent to the date of this press release.

Media Contact:
Diana Stott
Guidewire Software, Inc.
(650) 356-4941
dstott@guidewire.com

Investor Contact:
Garo Toomajanian
ICR
(650) 357-5282
ir@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	July 31, 2013	July 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$79,767	$205,718
Short-term investments	76,932	—
Restricted cash, current	167	3,726
Accounts receivable	40,885	32,313
Deferred tax assets, current	2,897	13,442
Prepaid expenses and other current assets	9,445	7,266
Total current assets	210,093	262,465
Long-term investments	51,040	—
Property and equipment, net	12,914	11,924
Intangible assets, net	6,879	—
Deferred tax assets, noncurrent	21,091	9,313
Goodwill	9,048	—
Other assets	1,205	545
TOTAL ASSETS	$312,270	$284,247
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,517	$9,781
Accrued employee compensation	26,302	26,502
Deferred revenues, current	37,351	52,947
Other current liabilities	4,614	3,957
Total current liabilities	74,784	93,187
Deferred revenues, noncurrent	3,845	2,569
Other liabilities	5,212	4,529
Total liabilities	83,841	100,285
STOCKHOLDERS’ EQUITY:
Common stock	6	5
Additional paid-in capital	237,769	207,624
Accumulated other comprehensive loss	(1,558)	(496)
Accumulated deficit	(7,788)	(23,171)
Total stockholders’ equity	228,429	183,962
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$312,270	$284,247

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands except share and per share data)

	Three Months Ended July 31,		Year Ended July 31,
	2013	2012	2013	2012
Revenues:
License	$49,078	$28,930	$123,560	$97,136
Maintenance	9,871	7,858	37,561	29,538
Services	37,961	30,801	139,528	105,387
Total revenues	96,910	67,589	300,649	232,061
Cost of revenues: (1)
License	484	79	920	762
Maintenance	2,183	1,515	7,613	5,288
Services	34,139	25,612	123,210	85,360
Total cost of revenues	36,806	27,206	131,743	91,410
Gross profit:
License	48,594	28,851	122,640	96,374
Maintenance	7,688	6,343	29,948	24,250
Services	3,822	5,189	16,318	20,027
Total gross profit	60,104	40,383	168,906	140,651
Operating expenses: (1)
Research and development	18,843	14,355	66,346	50,462
Sales and marketing	16,621	13,286	53,301	38,254
General and administrative	8,452	7,474	32,414	28,336
Total operating expenses	43,916	35,115	152,061	117,052
Income from operations	16,188	5,268	16,845	23,599
Interest income, net	139	88	498	308
Other expense, net	(27)	(257)	(131)	(728)
Income before provision for income taxes	16,300	5,099	17,212	23,179
Provision for income taxes	4,195	1,551	1,829	7,979
Net income	$12,105	$3,548	$15,383	$15,200
Earnings per share:
Basic	$0.21	$0.07	$0.27	$0.29
Diluted	$0.19	$0.06	$0.25	$0.25
Shares used in computing earnings per share:
Basic	57,646,262	53,965,083	56,331,018	34,774,983
Diluted	62,492,753	61,172,597	61,943,087	41,509,185

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended July 31,		Year Ended July 31,
	2013	2012	2013	2012
Stock-based compensation expenses:
Cost of maintenance revenues	$303	$108	$1,217	$379
Cost of services revenues	3,288	1,093	12,493	3,741
Research and development	2,587	820	9,131	3,759
Marketing and sales	1,701	1,007	5,970	2,936
General and administrative	2,090	1,352	9,588	7,443
Total stock-based compensation expenses	$9,969	$4,380	$38,399	$18,258

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended July 31,		Year Ended July 31,
	2013	2012	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,105	$3,548	$15,383	$15,200
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,639	770	4,821	2,917
Stock-based compensation	9,969	4,380	38,399	18,258
Excess tax benefit from exercise of stock options and vesting of RSUs	(2,263)	(486)	(2,586)	(486)
Deferred taxes	3,523	(255)	(1,256)	5,362
Other noncash items affecting net income	282	—	554	—
Changes in operating assets and liabilities:
Accounts receivable	7,471	3,072	(8,478)	(9,325)
Prepaid expenses and other assets	(3,093)	(937)	(2,690)	(2,442)
Accounts payable	(345)	1,583	355	1,059
Accrued employee compensation	5,213	8,274	164	8,246
Other liabilities	(30)	4,754	1,929	(3,907)
Deferred revenues	(10,036)	(5,593)	(14,048)	(17,788)
Net cash provided by operating activities	24,435	19,110	32,547	17,094
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(41,522)	—	(212,035)	—
Sales and maturities of available-for-sale securities	26,311	—	83,567	—
Purchase of property and equipment	(2,167)	(3,501)	(9,228)	(5,619)
Acquisition, net of cash acquired	(14,749)	—	(14,749)	—
Decrease in restricted cash	12	—	3,532	2,323
Net cash used in investing activities	(32,115)	(3,501)	(148,913)	(3,296)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	1,159	1,391	9,123	5,067
Taxes remitted on RSU awards vested	(5,635)	(12,430)	(20,330)	(12,430)
Proceeds from issuance of common stock in connection with public offerings, net of underwriting discounts and commission	—	—	—	143,386
Costs paid in connection with public offerings	—	(920)	—	(3,502)
Excess tax benefit from exercise of stock options and vesting of RSUs	2,263	486	2,586	486
Net cash provided by (used in) financing activities	(2,213)	(11,473)	(8,621)	133,007
Effect of foreign exchange rate changes on cash and cash equivalents	(870)	(268)	(964)	(712)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(10,763)	3,868	(125,951)	146,093
CASH AND CASH EQUIVALENTS—Beginning of period	90,530	201,850	205,718	59,625
CASH AND CASH EQUIVALENTS—End of period	$79,767	$205,718	$79,767	$205,718

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the periods indicated below:
	Three Months Ended July 31,
	2013			2012
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Total revenues	$96,910	$—	$96,910	$67,589	$—	$67,589

Total cost of revenues (1)	36,806	(3,912)	32,894	27,206	(1,201)	26,005

Total gross profit	60,104	3,912	64,016	40,383	1,201	41,584

Total operating expenses (1)	43,916	(6,378)	37,538	35,115	(3,179)	31,936
Income from operations	16,188	10,290	26,478	5,268	4,380	9,648

Income before provision for income taxes	16,300	10,290	26,590	5,099	4,380	9,479
Provision for income taxes (2)	4,195	6,837	11,032	1,551	1,533	3,084
Net income	$12,105	$3,453	$15,558	$3,548	$2,847	$6,395
(1) Adjustments relate to amortization of acquired intangibles and stock-based compensation recognized during the period for GAAP purposes.
(2) Adjustment reflects the tax benefit resulting from all non-GAAP adjustments.

	Year Ended July 31,
	2013			2012
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Total revenues	$300,649	$—	$300,649	$232,061	$—	$232,061

Total cost of revenues (1)	131,743	(14,031)	117,712	91,410	(4,120)	87,290
						—
Total gross profit	168,906	14,031	182,937	140,651	4,120	144,771

Total operating expenses (1)	152,061	(24,689)	127,372	117,052	(14,138)	102,914
Income from operations	16,845	38,720	55,565	23,599	18,258	41,857

Income before provision for income taxes	17,212	38,720	55,932	23,179	18,258	41,437
Provision for income taxes (2)	1,829	15,650	17,479	7,979	6,390	14,369
Net income	$15,383	$23,070	$38,453	$15,200	$11,868	$27,068
(1) Adjustments relate to amortization of acquired intangibles and stock-based compensation recognized during the period for GAAP purposes.
(2) Adjustment reflects the tax benefit resulting from all non-GAAP adjustments.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the periods indicated below:
	Three Months Ended July 31,		Year Ended July 31,
	2013	2012	2013	2012
Earnings per share reconciliation:
GAAP earnings per share - Diluted	$0.19	$0.06	$0.25	$0.25
Amortization of intangibles acquired in business combinations	0.01	—	0.01	—
Stock-based compensation	0.16	0.07	0.62	0.43
Less tax benefit of non GAAP items	(0.11)	(0.03)	(0.26)	(0.15)
Pro forma conversion of preferred shares	—	—	—	(0.03)
Non-GAAP earnings per share - Diluted	$0.25	$0.10	$0.62	$0.50

	Three Months Ended July 31,		Year Ended July 31,
	2013	2012	2013	2012
Shares used in computing non-GAAP per share amounts:
Weighted average shares - Diluted	62,492,753	61,172,597	61,943,087	41,509,185
Pro forma conversion of preferred shares	—	—	—	12,332,443
Pro forma weighted average shares - Diluted	62,492,753	61,172,597	61,943,087	53,841,628

	Three Months Ended July 31,		Year Ended July 31,
	2013	2012	2013	2012
Adjusted EBITDA reconciliation:
GAAP net income	$12,105	$3,548	$15,383	$15,200
Non-GAAP adjustments:
Provision for income taxes	4,195	1,551	1,829	7,979
Other expense, net	27	257	131	728
Interest income, net	(139)	(88)	(498)	(308)
Depreciation and amortization	1,639	770	4,821	2,917
Stock-based compensation	9,969	4,380	38,399	18,258
Adjusted EBITDA	$27,796	$10,418	$60,065	$44,774